UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2020 (June 22, 2020)

TECHCARE CORP.

(Exact Name of Registrant as Specified in Its Charter)

(in process of name change to CITRINE GLOBAL, CORP.)

Delaware	000-55680	68-0080601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hamelacha St., Tel Aviv, Israel	6721503
(Address of Principal Executive Offices)	(Zip Code)

+ (972) 73 7600341

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TECR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2020, the Registrant entered into a share purchase agreement with Nanomedic Technologies Ltd., an Israeli company (“Nanomedic”) as part of an exclusive A-1 funding round open only to existing Nanomedic shareholders and their affiliates. The Registrant paid $450,000 for A-1 preferred shares of Nanomedic and also received warrants. The round raised approximately $2.2 million in total.

Nanomedic developed SpinCare™, the first and only system that integrates revolutionary electrospinning technology into a portable, bedside device, offering immediate wound and burn care treatment. Nanomedic has long identified the significant potential of combining electrospinning nanotechnology and biomaterials for a wide range of medical applications and is leading the innovative approach of bedside (on-the-spot) manufacturing using the first and only worldwide commercialized portable electrospinning device. Nanomedic is the only company that was able to minimize the electrospinning technology from large machines into a hand held, battery operated, commercialized device. Nanomedic has state-of-the-art facilities (ISO 13485 certified) along with a strong team and proven expertise and knowhow in developing medical equipment. https://nanomedic.com/; Nanomedic video: https://youtu.be/rqKqTIgXZT8. The Registrant issued a press release on June 16, 2020 about its investment in Nanomedic. A copy of the press release is attached hereto and incorporated herein by reference.

Citrine S A L Investment & Holdings Ltd and certain of its partnerships, all affiliates of the Registrant, were already beneficial shareholders of Nanomedic immediately prior to the A-1 funding round, as was Ilan Ben-Ishay, a director of the Registrant. Ora Meir Soffer, undersigned, was already a director of both Nanomedic and its Israeli parent company Nicast Ltd., and was already a beneficial shareholder of Nanomedic. The investment in Nanomedic was approved by the board of directors of the Registrant on June 10, 2020, as reported by the Registrant on Form 8-K on June 15, 2020.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Please refer to Item 1.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit 20: Press release: “Citrine Global Corp. (OTCQB: TECR) Announces Strategic investment in Nanomedic, a Medical Nanotechnology Company with Breakthrough Technology for Wound Treatment”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechCare Corp.

By:	/s/ Ora Meir Soffer
Name:	Ora Meir Soffer
Title:	Chairperson of the Board and CEO

Date: June 24, 2020